Exhibit 99.1

TEXAS PACIFIC LAND TRUST

1700 Pacific Avenue
Suite 1670
Dallas, Texas 75201

_______

TRUSTEES:	Telephone (214) 969-5530	ROY THOMAS
Maurice Meyer III		General Agent
Joe R. Clark
John R. Norris III		DAVID M. PETERSON
Assistant General Agent

TEXAS PACIFIC LAND TRUST

REPORT OF OPERATIONS — UNAUDITED

	Three Months Ended
	September 30, 2003	September 30, 2002

Rentals, royalties and other income	$2,071,894	$1,463,795
Land sales	583,041	385,895

Total income	$2,654,935	$1,849,690

Provision for income tax	$633,870	$429,747
Net income	$1,506,993	$998,235
Net income per sub-share	$.66	$.43
Average sub-shares outstanding during period	2,273,587	2,345,104

	Nine Months Ended
	September 30, 2003	September 30, 2002

Rentals, royalties and other income	$5,759,523	$4,408,873
Land sales	1,294,726	707,856

Total income	$7,054,249	$5,116,729

Provision for income tax	$1,615,891	$1,118,776
Net income	$3,802,551	$2,623,849
Net income per sub-share	$1.66	$1.11
Average sub-shares outstanding during period	2,286,303	2,362,347